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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF MANATT PHELPS PHILLIPS]


August 7, 1997



National Mercantile Bancorp
1840 Century Park East
Los Angeles, California  90067

          RE:  AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

          At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-8 (the "Amended Registration Statement") to be filed by National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 22,003 shares of the Company's common stock, no par value (the "Common Stock"), that may be issued in the aggregate upon the exercise of awards granted under the Company's 1994 Stock Option Plan (the "Plan").

          In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following:

          1.   The Articles of Incorporation of the Company, as amended to date;

          2.   The Bylaws of the Company, as amended to date;

          3.   The Plan;

          4. The Form of Nonqualified Stock Option Agreement and the Form of Incentive Stock Option Agreement (collectively the "Agreements") to be used in connection with the Plan;

          5. Records of proceedings of the Company's Board of Directors and shareholders pertaining to the adoption or amendment of the Plan and the Agreements; and

          6.   The Amended Registration Statement.
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National Mercantile Bancorp
August 7, 1997
Page 2

          With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

          On the basis of the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the 22,003 shares of Common Stock issuable by the Company upon the exercise of awards granted pursuant to the Plan will be, when issued and delivered against payment therefor in accordance with the Plan, the Agreements and the Amended Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

          For the purpose of rendering the opinions set forth herein, and with your consent, we have assumed, without investigation that: (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan,
(ii) the consideration for the shares of Common Stock to be issued pursuant to the exercise of such awards will be received prior to the issuance thereof,
(iii) the shares of Common Stock to be issued pursuant to the exercise of such awards will be issued in accordance with the terms of the Plan and the Agreements, (iv) the Amended Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the Amended Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the Commission, (v) a prospectus will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder and
(vi) the grant of such awards and the issuance of shares of Common Stock upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act).

          This opinion is limited to the current laws of the State of California and the Securities Act and the rules and regulations promulgated by the Commission thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

          This opinion is issued to you solely for use in connection with the Amended Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.
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National Mercantile Bancorp
August 7, 1997
Page 3



          We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement.


                             Very truly yours,

                             /s/ Manatt, Phelps & Phillips, LLP